CounterPath Reports Fourth Quarter and Fiscal 2020 Financial Results

Year-over-Year Recurring Revenue Growth of 17%

VANCOUVER, BC, Canada - July 20, 2020 - CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) (the "Company" or "CounterPath"), a global provider of award-winning Unified Communications and Collaboration (UCC) solutions for enterprises and service providers, today announced the financial and operating results for its fourth quarter and fiscal year ended April 30, 2020.

Fourth Quarter Fiscal 2020 Financial Highlights

  Revenue of $4.0 million for the fourth quarter of fiscal 2020, an increase of 42% compared to revenue of $2.8 million for the fourth quarter of fiscal 2019.
  Subscription, support and maintenance revenue (revenue of a recurring nature) for the fourth quarter of fiscal 2020 grew by 25% year-over-year to $1.8 million.
  Billings (revenue plus change in deferred revenue) increased by 79% to $5.0 million for the fourth quarter of fiscal 2020, compared to $2.8 million for the fourth quarter of fiscal 2019.
  Gross margin of 85% in the fourth quarter of fiscal 2020, compared to gross margin of 85% in the fourth quarter of fiscal 2019.
  Income from operations of $0.8 million for the fourth quarter of fiscal 2020, compared to loss from operations of $1.0 million for the fourth quarter of fiscal 2019.
  Non-GAAP income from operations of $0.9 million for the fourth quarter of fiscal 2020, compared to non-GAAP loss from operations of $0.9 million for the fourth quarter of fiscal 2019.
  Net income of $0.9 million, or $0.15 per share for the fourth quarter of fiscal 2020, compared to net loss of $0.9 million, or $0.15 per share, for the fourth quarter of fiscal 2019.
  Non-GAAP net income of $0.8 million, or $0.13 per share for the fourth quarter of fiscal 2020, compared to non-GAAP net loss of $1.0 million, or $0.16 per share, for the fourth quarter of fiscal 2019.

Fiscal 2020 Financial Highlights

  Annual revenue of $12.1 million for fiscal 2020, an increase of 12% compared to the $10.8 million in revenue for fiscal 2019.
  Subscription, support and maintenance revenue for fiscal 2020 grew by 17% year-over-year to $6.3 million, representing 52% of total sales for fiscal 2020 compared to $5.4 million or 50% of total sales for fiscal 2019.
  Gross margin of 82% for fiscal 2020, compared to gross margin of 79% for fiscal 2019.
  Loss from operations of $0.8 million for fiscal 2020, compared to loss from operations of $5.2 million for fiscal 2019.

CounterPath Reports Fourth Quarter and Fiscal 2020 Financial Results

  Non-GAAP loss from operations of $0.4 million for fiscal 2020, compared to non-GAAP loss from operations of $4.7 million for fiscal 2019.
  Net loss of $1.1 million, or $0.18 per share for fiscal 2020, compared to $5.0 million, or $0.84 per share, for fiscal 2019.
  Non-GAAP net loss of $0.8 million, or $0.12 per share for fiscal 2020, compared to non-GAAP net loss of $4.8 million, or $0.81 per share, for fiscal 2019.
  Cash of $2.4 million as of April 30, 2020 compared to $1.9 million as of April 30, 2019.

Management Commentary

"Through the recently completed fiscal year, we experienced improvement in operations topped off by a strong fourth quarter," said David Karp, CEO. "Our operating performance improved by $4.4 million over the year due to revenue growth and reduced costs. I am proud of how our team responded this year, adjusting to challenging circumstances while continuing to grow revenue. The fourth quarter resulted in the highest quarterly billings level in the Company's history, driven by strong demand for our products to enable remote working. We achieved record recurring revenue of $6.3 million during the year, which will better position the Company for the future. We also announced a partnership to equip Honeywell handheld devices in various vertical markets, including health care, manufacturing, retail, and transportation with our unified communications applications. While we expect to carry forward momentum gained from the recent fourth quarter, we see our business settling and there continues to be uncertainty with respect to the outlook given the disruption to the economy that COVID-19 has caused."

"In fiscal 2021, we expect to continue to benefit from the acceleration of the work at home movement. According to Nemertes Research1, 71% of U.S. businesses are likely to continue to support work at home programs after the pandemic.  Our focus in fiscal 2021 will be to continue growing our recurring revenue business. We will increase recurring revenue through the sale of Bria Solo, Bria Teams, and Bria Enterprise subscription offerings through our e-store, direct sales team, and channel partners. We will also focus on high-value vertical markets like call center, healthcare and retail where we can differentiate our solution through interoperability, configurability and security," continued Karp.

Fiscal 2020 and Recent Business Highlights

  Launched Bria Solo replacing X-Lite on December 10, 2019 to further support recurring revenue and marketing objectives.
  Announced Honeywell's selection of CounterPath to provide UC solutions targeted for the Handheld market on January 9, 2020.
  A Vodafone agreement of a five-year deal to provide Bria mobile application and services to subscribers in Fiji is announced on February 13, 2020.
  On March 3, 2020, the Company announced it will provide free meeting room capabilities for Bria Teams and Bria Solo users to support the emerging COVID-19 pandemic work from home movement.
  On March 16, 2020, the Company announced a partnership with Halo Health, targeting the healthcare vertical.

1 https://nemertes.com/why-work-from-home-requires-team-collaboration/

CounterPath Reports Fourth Quarter and Fiscal 2020 Financial Results

  On June 11, 2020, the Company announced the completion of a $1.0 million private placement at $3.51 per common share.
  On June 16, 2020, we received a letter from NASDAQ wherein, based on our current report on Form 8-K dated June 11, 2020 relating to the private placement, NASDAQ determined that we comply with the NASDAQ listing rule 5550(b)(1).
  Subsequent to the fiscal year ending April 30, 2020, the Company repaid $2 million of its outstanding $4 million loan principal.

Fiscal 2020 Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States ("GAAP") unless otherwise specified).

Revenue was $12.1 million for the year ended April 30, 2020 compared to $10.8 million in the prior fiscal year. For fiscal 2020, software revenue was $5.2 million compared to $4.7 million in the prior year, subscription, support and maintenance revenue was $6.3 million compared to $5.4 million in the prior year, and professional services and other revenue was $0.7 million compared to $0.7 million in the prior year.

Operating expenses for the year ended April 30, 2020 were $12.9 million compared to $15.9 million in the prior year. Operating expenses for the year ended April 30, 2020 included non-cash stock-based compensation expense of $0.4 million (2019 - $0.5 million). Cost of sales was $2.1 million for the year ended April 30, 2020 compared to $2.2 million in the prior year. Sales and marketing expenses were $3.8 million for the year ended April 30, 2020 compared to $4.1 million in the prior year. For the year ended April 30, 2020, research and development expenses were $4.4 million and general and administrative expenses were $2.5 million compared to $5.5 million and $4.1 million, respectively, in the year ended April 30, 2019.

Interest and other income (expense), net for the year ended April 30, 2020 was ($0.3) million compared to $0.2 million for the year ended April 30, 2019. Interest and other income (expense), net for the year included a foreign exchange gain of $0.2 million, offset by interest expense of $0.3 million and a loss on the change in fair value of derivative instruments of $0.1 million. The foreign exchange gain (loss) represents the gain (loss) on account of translation of the intercompany accounts of the Company's subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

Net loss for the year ended April 30, 2020 was $1.1 million, or $0.18 per share, compared to $5.0 million, or $0.84 per share, for last fiscal year. As at April 30, 2020, the Company had $2.4 million in cash, compared to $1.9 million as at April 30, 2019.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future, including the statement that (1) record recurring revenue of $6.3 million during the year will better position the Company for the future; (2) while we expect to carry forward momentum gained from the recent fourth quarter, we see our business settling and there continues to be uncertainty with respect to the outlook given the disruption to the economy that COVID-19 has caused; (3) we expect to continue to benefit from the acceleration of the work at home movement; (4) our focus in fiscal 2021 will be to continue growing our recurring revenue business; (5) we will increase recurring revenue through the sale of Bria Solo, Bria Teams, and Bria Enterprise subscription offerings through our e-store, direct sales team, and channel partners; and (6) we will also focus on high-value vertical markets like call center, healthcare and retail where we can differentiate our solution through its interoperability, configurability and security. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) any direct or indirect negative potential impact or harm that COVID-19 may actually have on the Company's business or its potential/current clients' businesses; (2) the lack of cash flow which may affect the Company's ability to continue as a going concern; (3) the variability in the Company's sales from reporting period to reporting period due to extended sales cycles as a result of selling the Company's products through channel partners or the length of time of deployment of the Company's products by its customers; (4) the Company's ability to manage its operating expenses, which may adversely affect its financial condition and ability to continue to operate as a going concern; (5) the Company's ability to remain competitive as other better financed competitors develop and release competitive products; (6) a decline in the Company's stock price or insufficient investor interest in the Company's securities which may impact the Company's ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (7) the impact of intellectual property litigation that could materially and adversely affect the Company's business; (8) the success by the Company of the sales of its current and new products; (9) the impact of technology changes on the Company's products and industry; (10) the failure to develop new and innovative products using the Company's technologies including the refresh of our Software-as-a Service (SaaS) solution; (11) the potential dilution to shareholders or overhang on the Company's share price of its outstanding stock options; and (12) continuation or acceleration of the work at home movement. Readers should also refer to the risk disclosures outlined in the Company's quarterly reports on Form 10-Q, the Company's annual reports on Form 10-K, and the Company's other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company's interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

CounterPath Reports Fourth Quarter and Fiscal 2020 Financial Results

About CounterPath

CounterPath Corporation (NASDAQ: CPAH) is revolutionizing how people communicate in today's modern mobile workforce. Its award-winning Bria solutions for desktop and mobile devices enable organizations to leverage their existing PBX and hosted voice call servers to extend seamless and secure unified communications and collaboration services to users regardless of their location and network. CounterPath technology meets the unique requirements of several industries, including the contact center, retail, warehouse, hospitality, and healthcare verticals. Its solutions are deployed worldwide by 8x8, Airbnb, AmeriSave, Aspect, BT, Citibank, Comcast, Fusion, Fuze, Honeywell, Liberty Global, Windstream and others. Learn more at counterpath.com and follow us on Twitter @counterpath.

Contacts:

David Karp

Chief Executive Officer

dkarp@counterpath.com

CounterPath Reports Fourth Quarter and Fiscal 2020 Financial Results

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(TABLES TO FOLLOW)

CounterPath Reports Fourth Quarter and Fiscal 2020 Financial Results

COUNTERPATH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	April 30,	April 30,
	2020	2019

Assets
Current assets:
Cash	$2,433,266	$1,862,458
Accounts receivable (net of allowance for doubtful accounts of $317,230 (2019 - $619,514))	2,553,714	1,876,896
Deferred sales commission costs - current	129,946	122,777
Derivative assets	6,381	1,178
Prepaid expenses and other current assets	326,921	263,078
Total current assets	5,450,228	4,126,387

Deposits	82,039	94,829
Deferred sales commission costs - non-current	92,644	77,571
Equipment, net	111,672	59,914
Operating lease right-of-use assets	1,370,035	-
Goodwill	6,323,390	6,541,290
Intangibles and other assets	225,945	224,795
Total Assets	$13,655,953	$11,124,786

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,231,777	$2,233,875
Related party loan payable - current	4,000,000	-
Derivative liability	140,299	4,512
Unearned revenue	3,782,400	2,593,726
Operating lease liabilities - current	293,322	-
Customer deposits	-	947
Accrued warranty	51,545	52,035
Total current liabilities	10,499,343	4,885,095

Deferred lease inducements	-	4,031
Related party loan payable - non-current	-	3,000,000
Operating lease liabilities - non-current	1,102,530	-
Unrecognized tax liability	9,763	9,763
Total liabilities	11,611,636	7,898,889

Stockholders' equity:
Preferred stock, $0.001 par value
Authorized: 100,000,000
Issued and outstanding: April 30, 2020 - nil; April 30, 2019 - nil	-	-
Common stock, $0.001 par value
Authorized: 100,000,000
Issued:
April 30, 2020 - 6,103,612; April 30, 2019 - 5,950,246	6,104	5,950
Additional paid-in capital	76,066,930	75,667,533
Accumulated deficit	(69,677,656)	(68,581,091)
Accumulated other comprehensive loss - currency translation adjustment	(4,351,061)	(3,866,495)
Total stockholders' equity	2,044,317	3,225,897
Liabilities and Stockholders' Equity	$13,655,953	$11,124,786

CounterPath Reports Fourth Quarter and Fiscal 2020 Financial Results

COUNTERPATH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Stated in U.S. Dollars)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2020	2019	2020	2019
Revenue:
Software	$2,042,550	$1,261,931	$5,154,513	$4,660,660
Subscription, support and maintenance	1,785,216	1,428,043	6,257,854	5,366,290
Professional services and other	214,102	158,081	688,959	737,954
Total revenue	4,041,868	2,848,055	12,101,326	10,764,904
Operating expenses:
Cost of sales (includes depreciation of $nil (2019 - $529))	586,082	441,381	2,124,948	2,223,984
Sales and marketing	1,006,595	1,115,982	3,831,866	4,061,921
Research and development	1,011,790	1,383,698	4,398,814	5,547,587
General and administrative	654,132	857,006	2,545,265	4,098,173
Total operating expenses	3,258,599	3,798,067	12,900,893	15,931,665
Income (loss) from operations	783,269	(950,012)	(799,567)	(5,166,761)
Interest and other (expense) income, net
Interest and other income	8,091	-	10,890	2,145
Interest expense	(90,244)	(80,535)	(335,351)	(107,323)
Foreign exchange gain	322,453	148,560	168,586	256,765
Change in fair value of derivative instruments	(123,387)	2,632	(132,377)	1,735
Loss on lease termination	-	-	(8,746)	-
Total interest and other (expense) income, net	116,913	70,657	(296,998)	153,322
Net Income (loss) for the year	$900,182	$(879,355)	$(1,096,565)	$(5,013,439)

Net income (loss) per share:
Basic	$0.15	$(0.15)	$(0.18)	$(0.84)
Diluted	0.13	$(0.15)	$(0.18)	$(0.84)

Weighted average common shares outstanding:
Basic	6,102,885	5,949,205	6,010,006	5,942,096
Diluted	6,978,104	5,949,205	6,010,006	5,942,096

CounterPath Reports Fourth Quarter and Fiscal 2020 Financial Results

Non-GAAP Financial Measures

This news release contains "non-GAAP financial measures". The non-GAAP financial measures in this news release consist of non-GAAP income (loss) from operations, which excludes non-cash stock-based compensation relative to income (loss) from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss), which excludes non-cash stock-based compensation, foreign exchange gain and gain (loss) on change in fair value of derivative instruments relative to net income (loss) calculated in accordance with GAAP. The non-GAAP financial measures in this news release also include billings, which is calculated as revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath's core operating results and trends.

Reconciliation to GAAP

(Unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2020	2019	2020	2019
Non-GAAP loss (income) from operations:

GAAP income (loss) from operations	$783,269	$(950,012)	$(799,567)	$(5,166,761)
Plus:
Stock-based compensation	70,572	70,312	382,584	474,726
Non-GAAP income (loss) from operations	$853,841	$(879,700)	$(416,983)	$(4,692,035)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2020	2019	2020	2019
Non-GAAP net income (loss):

GAAP net income (loss)	$900,182	$(879,355)	$(1,096,565)	$(5,013,439)
Plus:
Stock-based compensation	70,572	70,312	382,584	474,726
Foreign exchange gain	(322,453)	(148,560)	(168,586)	(256,765)
Loss (gain) on change in fair value of derivative instruments	123,387	(2,632)	132,377	(1,735)
Non-GAAP net income (loss)	$771,688	$(960,235)	$(750,190)	$(4,797,213)

GAAP net income (loss) per share:
Basic	$0.15	$(0.15)	$(0.18)	$(0.84)
Diluted	0.13	(0.15)	$(0.18)	$(0.84)

Non-GAAP net income (loss) per share:
Basic	$0.13	$(0.16)	$(0.12)	$(0.81)
Diluted	0.11	(0.16)	$(0.12)	$(0.81)

CounterPath Reports Fourth Quarter and Fiscal 2020 Financial Results

	Three Months Ended		Year Ended
	April 30,		April 30,
	2020	2019	2020	2019
Billings:

Revenue	$4,041,868	$2,848,055	$12,101,326	$10,764,904
Add: Deferred revenue, end of period	3,782,400	2,593,726	3,782,400	2,593,726
Less: Deferred revenue, beginning of period	(2,780,478)	(2,680,073)	(2,593,726)	(2,565,876)
Non-GAAP Billings	$5,043,790	$2,761,708	$13,290,000	$10,792,754